EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 (this “Amendment No. 5”) is entered into as of May 20, 2010, by and among SMP MOTOR PRODUCTS LTD., a corporation amalgamated under the laws of Canada (“Borrower”), STANDARD MOTOR PRODUCTS, INC., a New York corporation (“SMP”), STANRIC, INC., a Delaware corporation (“SI”), MARDEVCO CREDIT CORP., a New York corporation (“MCC”; and together with SMP, SI and MCC, each individually a “Credit Party”, and collectively, “Credit Parties”), lenders who are party from time to time to the Credit Agreement (“Lenders”), GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, for itself, as Lender, and in its capacity as agent for the Lenders (“Agent”), and GE CAPITAL MARKETS, INC., as Lead Arranger and Bookrunner.

BACKGROUND

Borrower, Agent and Lenders are parties to a Credit Agreement dated as of December 29, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement to convert the Term Loan from a non-revolving term credit to a revolving term credit, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.           Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)          The recitals to the Agreement are amended as follows:

(i)	By amending and restating the first recital as follows:

“WHEREAS, on the Closing Date, Borrower requested that Lenders extend term credit facilities to Borrower of up to Seven Million US Dollars (US$7,000,000) to enable Borrower to make a loan or pay a dividend in an amount not exceeding US$7,000,000 to its parent corporation, Standard Motor Products, Inc. (“Parent”), and for these purposes, Lenders were willing to make a term loan to Borrower of up to such amount upon the terms and conditions set forth herein;

WHEREAS, on March 20, 2007, Borrower requested, and Lenders agreed, to increase the available amount of the term credit facilities to up to Twelve Million US Dollars (US$12,000,000);

WHEREAS, on the Amendment No. 4 Effective Date, Borrower requested, and Lenders agreed, to decrease the available amount of the term credit facilities to up to Ten Million US Dollars (US$10,000,000);

WHEREAS, on the Amendment No. 5 Effective Date, Borrower requested that Lenders convert the term credit facilities to revolving credit facilities in the aggregate amount of up to Ten Million US Dollars (US$10,000,000) for the purpose of providing working capital financing for the general corporate purposes of Borrower and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.”

(b)           Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

“(a)         Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof each Lender agrees to make available to the Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (collectively, the “Term Loan”) denominated in US Dollars.  The Pro Rata Share of the Term Loan of any Lender shall not at any time exceed its separate Term Loan Commitment.  The obligations of each Lender hereunder shall be several and not joint.  The Borrower confirms that, on the Closing Date, the outstanding principal balance of the Term Loan to the Borrower was US$7,000,000.  Until the Commitment Termination Date, the Borrower may borrow, repay and reborrow under this Section 1.1(a)(i); provided that the amount of any advance of the Term Loan to be made at any time shall not exceed Borrowing Availability at such time.  Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment.  Each advance of the Term Loan shall be made on notice by Borrower to Agent at the address specified herein.  Any such notice must be given no later than (1) noon (Toronto time) on the Business Day of the proposed advance, in the case of an Index Rate Loan, or (2) noon (Toronto time) on the date which is three (3) Business Days prior to the proposed advance, in the case of a LIBOR Loan.  Each such notice (a “Notice of Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent.  If Borrower desires to have the advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e).  Notwithstanding the foregoing to the contrary, in the event that Borrower shall send notice to Agent that it requests an advance of the Term Loan at any time that the aggregate daily Aggregate Borrowing Availability (after giving effect to such advance) for any day is US$20,000,000 or less, then Borrower shall submit, together with such notice, evidence that Credit Parties are in compliance with the Fixed Charge Coverage Ratio required under item 1(a) of Annex G to the US Credit Agreement, which evidence shall consist of the most recent monthly financial statements already delivered to Agent pursuant to item (a) of Annex E to the US Credit Agreement for the twelve month period then ended.

(ii)           Except as provided in Section 1.12, Borrower shall execute and deliver to each Lender a note to evidence the Term Loan Commitment of that Lender.  Each note shall be in the principal amount of the Term Loan Commitment of the applicable Lender, dated the Amendment No. 5 Effective Date and substantially in the form of Exhibit 1.1 (each a “Term Note” and, collectively, the “Term Notes”).  Each Term Note shall represent the obligation of the Borrower to pay the amount of the applicable Lender’s Term Loan Commitment or, if less, such Lender’s Pro Rata Share of the aggregate unpaid principal amount of all advances of the Term Loan to Borrower, together with interest thereon as prescribed in Section 1.5.  The entire unpaid balance of the aggregate Term Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii)           Anything in this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion Agent may (but shall have absolutely no obligation to), make advances of the Term Loan to Borrower on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Term Loan to exceed the Borrowing Base (any such excess advances of the Term Loan are herein referred to collectively as “Overadvances”) which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Term Loan and other Obligations, or (c) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement; provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent’s or Lenders’ right to refuse to make any further Overadvances or advances of the Term Loan at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrower’s failure to comply with Section 1.3(b)(iii) for so long as Agent permits such Overadvances to be outstanding, but solely with respect to the amount of such Overadvance.  If an Overadvance is made, or permitted to remain outstanding then all Lenders shall be bound to make, or permit to remain outstanding such Overadvance based upon their Pro Rata Share of the Term Loan Commitment in accordance with the terms of this Agreement.  In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met.  All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Commitment Termination Date.  Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed US$500,000 at any time, shall not cause the aggregate Term Loan to exceed US$10,000,000, and may be revoked prospectively by a written notice to Agent (with a copy thereof to Borrower) signed by Requisite Lenders.

(b)           Revolving Credit Advances; Payment.  The parties hereto acknowledge and agree that effective as of the Amendment No. 5 Effective Date, (i) the Term Loan is a revolving credit facility and (ii) the use of the defined terms “Term Loan,” “Term Loan Commitment,” “Term Loan Commitments,” “Term Note” and words of similar import is for convenience only and such defined terms refer to the revolving credit loans hereunder, the revolving credit loan commitment hereunder, the revolving credit loan commitments hereunder and the revolving credit promissory notes issued hereunder.  Any advance of funds under the Term Loan Commitments shall be requested and made in a minimum amount of US$500,000.

(c)           Reliance on Notices.  Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Advance, any Notice of Conversion/Continuation — LIBOR or any similar notice believed by Agent to be genuine.  Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.”

(c)          Section 1.3 of the Loan Agreement is hereby amended as follows:

(i)           By amending and restating subsection (a) as follows:

“(a)           Voluntary Prepayments and Termination of Term Loan Commitments.  Borrower may at any time on at least five (5) days’ prior written notice by Borrower to Agent terminate the Term Loan Commitments; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full.  Any such termination of the Term Loan Commitments must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b).  Upon any termination of the Term Loan Commitments, Borrower’s right to request advances of the Term Loan shall simultaneously be terminated.

(ii)           By amending and restating the parenthetical in the first sentence of subsection (b)(i) as follows:

“(excluding proceeds of asset dispositions permitted by Sections 6.8(a) and (h) of the US Credit Agreement; provided, however, that in the case only of asset dispositions permitted by Section 6.8(h) of the US Credit Agreement, cash proceeds of such asset dispositions shall be excluded from the mandatory prepayment requirements of this Section 1.3(b) only to the extent that such cash proceeds are applied in accordance with the requirements of Section 1.3(b)(ii) of the US Credit Agreement)”;

(iii)          By adding the following new subsection (b)(iii):

“(iii)         If at any time the aggregate outstanding balance of the Term Loan exceeds the lesser of (A) US$10,000,000 and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding advances of the Term Loan to the extent required to eliminate such excess.  Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).”

(iv)          By amending and restating subsection (c) as follows:

“(c)          Application of Certain Mandatory Prepayments.  Any prepayments made by Borrower pursuant to Section 1.3(b)(i) or (b)(ii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the principal balance of advances on the Term Loan until the Term Loan has been paid in full; and fourth, to any Rate Protection Obligations which may be due and payable by Borrower, ratably in proportion to the aggregate amounts owed as to each Rate Protection Obligation, until the same have been paid in full.  The Term Loan Commitments shall not be permanently reduced by the amount of any such prepayments.”; and

(v)           By adding at the end of subsection 1.3(d) the following new sentence:

“The Term Loan Commitments shall not be permanently reduced by the amount of any such prepayments.”

(d)          Section 1.5(e) is amended by deleting the word “Rate” from the parenthetical in the last sentence therein.

(e)          Section 1.6 of the Loan Agreement is hereby amended by deleting “INTENTIONALLY OMITTED” and replacing it as follows:

“Section 1.6 of the US Credit Agreement is hereby incorporated by reference into this Agreement as if such Section 1.6 was directly included herein, with the following exceptions:

(a)  all references in Section 1.6 of the US Credit Agreement to “each Borrower”, “such Borrower” and “any Borrower” shall be read herein as a reference to the Borrower herein and all references in Section 1.6 of the US Credit Agreement to the Agent and Lenders shall be read herein as references to the Agent and Lenders herein;

(b) the following language shall be added to the end of Section 1.6(f):  “and Prior Claims that are unregistered and that secure amounts that are not yet due and payable”;

(c) (i) the following language shall be added immediately following the reference to “Account Debtor”: “that is the Canadian government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or”, (ii) the following language shall be added immediately following the reference to “Federal Assignment of Claims Act of 1940”: “Financial Administration Act (Canada) and any amendments thereto,” and (iii) the following language shall be added immediately following the word “county”: “provincial, territorial, local, foreign”, in each case in Section 1.6(h);

(d) the reference in Section 1.6(i) of the US Credit Agreement to “Canada” shall be read herein as a reference to “the United States”;

(e) the following language shall be added to the end of Section 1.6(l)(ii): “or is otherwise insolvent”;

(f) Section 1.6(l)(iii) of the US Credit Agreement shall be replaced with the following language: “an assignment or petition is filed by or against any Account Debtor obligated upon such Account or any application for an order to stay proceedings against such Account debtor is filed in any case or proceeding, in either case, under any Insolvency Laws;”;

(g) (i) the following language shall be added immediately following the reference to “Dollar amount” in Section 1.6(m): “or Equivalent Amount thereof”, and (ii) the phrase “other than with respect to Car Quest Long Term Accounts” in Section 1.6(m) of the US Credit Agreement is deleted herein;

(h) the following language shall be added to the end of Section 1.6(n): “(subject to Prior Claims that are unregistered and that secure amounts not yet due and payable)”;

(i) the reference in Section 1.6(s) of the US Credit Agreement to “Dollars” shall be read herein as a reference to “the lawful currency of Canada”;

(j) the reference to “SMP” in the last paragraph of Section 1.6 of the US Credit Agreement shall be read herein as a reference to “Borrower”;

(k)  the following sentence shall be added to the end of last paragraph of Section 1.6: “For the purpose of valuing the Borrower’s Eligible Accounts denominated in lawful currency of Canada, the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in Dollars on the last Business Day of each fiscal month.”

(f)           Section 1.7 of the Loan Agreement is hereby amended by deleting “INTENTIONALLY OMITTED” and replacing it as follows:

“Section 1.7 of the US Credit Agreement is hereby incorporated by reference into this Agreement as if such Section 1.7 were directly included herein, with the following exceptions:

(a) all references in Section 1.7 of the US Credit Agreement to “the Borrowers”, “each Borrower” and “such Borrower” shall be read as references to the Borrower herein;

(b) all references in Section 1.7 of the US Credit Agreement to the Agent and Lenders therein shall be read as references to the Agent and Lenders herein;

(c) the following language shall be added at the end of the parenthesis in Section 1.7(a): “and the rights of suppliers under section 81.1 of the Bankruptcy and Insolvency Act (Canada)”;

(d) the phrase “other than with respect to 3 locations which Borrowers may designate in writing to Agent from time to time,” in subclause (b)(v) of the US Credit Agreement is deleted herein; and

(e)  the following language shall be added to the end of Section 1.7(i): “except for Prior Claims that are unregistered and that secure amounts that are not yet due and payable”.

(g)           Section 1.8 of the Loan Agreement is hereby amended by deleting “INTENTIONALLY OMITTED” and replacing it as follows:

“Cash Management Systems.  On or prior to the date that occurs thirty days following the Amendment No. 5 Effective Date or such later date as is acceptable to Agent in its sole discretion, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).”

(h)           Section 1.9 of the Loan Agreement is hereby amended by amending and restating subsection (b) as follows:

“(b)          Effective as of the Amendment No. 5 Effective Date, as additional compensation for the Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower’s non-use of available funds in an amount equal to the per annum rate of the Applicable Unused Line Fee Margin in effect under the US Credit Agreement at such time of determination (calculated on the basis of a 360-day year for actual days elapsed) multiplied by the difference between (x) US$10,000,000, and (y) the average for the period of the daily closing balances of the aggregate Term Loan outstanding during the period for which such Fee is due.”

(i)           Section 1.11 of the Loan Agreement is amended:

(i)            By adding “(a)” immediately prior to the existing paragraph thereof;

(ii)           By amending and restating subclause (4) of the new subsection (a) as follows:

“to all other Obligations (other than Rate Protection Agreements), including expenses to Lenders to the extent reimbursable under Section 11.3, and to payments under the Guarantees in favor of US Agent in respect of the Obligations (as defined in the US Credit Agreement); and (5) to Rate Protection Agreements ratably in proportion to the aggregate amounts owed as to each Rate Protection Agreement.”

(iii)          By adding a new subsection (b) as follows:

“(b)          Agent is authorized to, and at its sole election may, charge to the Term Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges (as defined in the US Credit Agreement), costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Term Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Term Loan hereunder.”

(j)           Section 2.2 of the Loan Agreement is hereby amended by adding a new subsection (d) immediately following subsection (c) as follows:

“(d)          after giving effect to any Term Loan advance, the outstanding principal amount of the aggregate Term Loan would exceed the lesser of (i) US$10,000,0000 and (ii) the Borrowing Base.”

(k)           Section 3 of the Loan Agreement is hereby amended by adding a new Section 3.2 immediately following Section 3.1 as follows:

“3.2  Additional Representations and Warranties.  The Credit Parties, jointly and severally, make the following representations and warranties to Agent, each and all of which shall survive the execution and delivery of this Amendment No. 5:

(a)           Counter-Terrorism Regulations and Anti-Money Laundering.  Each Credit Party and each Subsidiary of Credit Party is and will remain in compliance in all material respects with all Canadian economic sanctions laws and all applicable anti-money laundering and counter-terrorism financing laws, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada), and all regulations issued pursuant thereto.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Canadian Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of Canadian economic sanctions laws such that a Canadian Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on any Terrorist List or a foreign government that is the target of Canadian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under Canadian law.

(b)           Anti-Money Laundering.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and (b) other federal, provincial, territorial, local or foreign laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable laws.”

(l)           Section 5.1 of the Loan Agreement shall be amended as follows:

(i)           Section 5.1(e) shall be amended and restated as follows:

“(e) the reference to “any Borrower’s Eligible Inventory” in Section 5.9 therein shall be read as a reference to “Borrower’s Eligible Inventory” hereunder.”

(ii)           By adding at the end of subsection (g) the following “and all references to SMP Canada” in Section 6.3(a)(v) shall be read as references to “Borrower” hereunder”; and

(iii)          By adding a new subsection (k) at the end thereof as follows:

“the references in the last sentence of Section 6.3(a) to any “Collateral” under the Canadian Loan Agreement or “Collateral Documents” as each such term is defined in the Canadian Loan Agreement” shall be read as a reference to “Collateral” hereunder.”

(m)          Section 5.2 of the Loan Agreement is hereby amended by deleting the word “and” at the end of Section subsection (a), changing the “.” at the end of subsection (b) to  “; and” and adding a new subsection (c) following subsection (b) as follows:

(c)           Counter-Terrorism Regulations Anti-Money Laundering.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws and regulations referred to in Section 3.2(a).

(n)          Section 8.2(b) of the Loan Agreement is hereby amended by (A) renumbering existing subclause “(ii)” as subclause “(iv)” and (B) by inserting immediately following “(i)” the following phrase:

“terminate the Term Loan facility with respect to further advances, (ii) reduce the Term Loan Commitments from time to time, (iii)”

(o)          Section 9.2 of the Loan Agreement shall be amended by adding to the second paragraph thereof the phrase “, Supermajority Lenders” immediately following each of the three references therein to “Requisite Lenders”.

(p)          Section 9.3 of the Loan Agreement is hereby amended by deleting from subclause (vi) thereof the phrase “the reference in Section 9.7 of the US Credit Agreement to “Borrower Representative” shall mean the “Borrower” under and as defined herein,” and replacing it with “INTENTIONALLY OMITTED”.

(q)          Section 9.9 of the Loan Agreement is amended as follows:

(i)           By (A) redesignating the existing subsection “(a)” as subsection “(a)(ii)” and (B) by adding a new subsection (a)(i) immediately prior to the new subsection (a)(ii) as follows:

“(i)           Each Lender shall make the amount of such Lender’s Pro Rata Share of any advance of the Term Loan available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 2:00 p.m. (Toronto time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (Toronto time) on the requested funding date, in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested advance of the Term Loan to Borrower.  All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.”

(ii)           By amending and restating subsection (b) as follows:

“(b)           Availability of Lender’s Pro Rata Share.  Agent may assume that each Lender will make its Pro Rata Share of each advance of the Term Loan available to Agent on each funding date.  If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.”

(r)           Section 11.2 of the Loan Agreement is hereby amended as follows:

(i)           By amending the first sentence of subsection (a) by adding the phrase “, Supermajority Lenders,” immediately following the phrase “Requisite Lenders”;

(ii)           By adding at the end of subsection (b) the following:

“No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower.”

(iii)           By amending and restating subclauses (vi) and (vii) of subsection (c) and adding new subclauses (viii) and (ix) to subsection (c) as follows:

“(vi) change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) increase the percentage advance rates set forth in the definition of the Borrowing Base beyond the rates in effect on the Amendment No. 5 Effective Date, or the aggregate amount of Overadvances permitted pursuant to Section 1.1(a)(iii); (viii) amend or waive this Section 11.2 or the definitions of the terms “Requisite Lenders” or “Supermajority Lenders” insofar as such definitions affect the substance of this Section 11.2 and (ix) amend Section 1.11(a).”; and

(iv)          By amending and restating subclause (d)(i) as follows:

“(i)           (A) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i)(A) and (i)(B) below and in clause (ii) below being referred to as a “Non-Consenting Lender”) or (B) requiring the consent of Supermajority Lenders, the consent of Requisite Lender is obtained, but the consent of Supermajority Lender is not obtained”.

(s)           Section 11 of the Loan Agreement is hereby amended by adding the following as Section 11.19 thereof:

“11.19      Anti-Money Laundering Legislation.

(a)           Each Credit Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Patriot Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and Agent may be required to obtain, verify and record information regarding each Credit Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Credit Party, and the transactions contemplated hereby.  Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)           If Agent has ascertained the identity of the Credit Parties or any authorized signatories of the Credit Parties for the purposes of applicable AML Legislation, then Agent:

(i)           shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of applicable AML Legislation; and

(ii)           shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Agent has no obligation to ascertain the identity of the Credit Parties or any authorized signatories of the Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Credit Parties or any such authorized signatory in doing so.”

(t)           Annex A to the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Additional Amortizing Availability” means (i) up to the lesser of (x) US$3,500,000 or (y) the sum of (a) as to Eligible Real Estate purchased by Borrower after December 29, 2005, fifty percent (50%) of the Fair Market Value (or the Equivalent Amount in Dollars) of such Eligible Real Estate and (b) as to Eligible Equipment purchased by Borrower after December 29, 2005, 85% of the Net Orderly Liquidation Value (or the Equivalent Amount in Dollars) of such Eligible Equipment as set forth in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent (Agent agrees that Michael Fox International shall be deemed an acceptable appraiser with respect to Borrower’s machinery and equipment); provided, however, that Borrowing Availability arising solely under this clause (i)(y) shall not exceed 50% of the total Borrowing Availability less (ii) one-twenty fourth of the amount determined under clause (i) for each full Fiscal Quarter occurring after the purchase of such Eligible Real Estate or Eligible Equipment, as the case may be.

“Aggregate Borrowing Availability” means as of any date of determination the lesser of (a) the sum of (i) the Maximum Amount (under and as defined in the US Credit Agreement) and (ii) US$10,000,000 and (b) the sum of (i) the Aggregate Borrowing Base (under and as defined in the US Credit Agreement) and (ii) the Borrowing Base hereunder, in each case under subclause (a) or (b), less the sum of (x) the aggregate Revolving Loans then outstanding under the US Credit Agreement and (y) the aggregate advances of the Term Loan then outstanding hereunder; provided that an Overadvance in accordance with Section 1.1(a)(iii) hereunder or under the US Credit Agreement may cause the Revolving Loan or the Term Loan, as applicable to exceed the Aggregate Borrowing Base or the Borrowing Base hereunder, as applicable, by the amount of such permitted Overadvance.  Aggregate Borrowing Availability shall be determined (x) with trade payables being paid consistent with past practices, with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales and without deterioration of working capital and (y) less the Borrowing Availability Reserve, the New Indenture Maturity Reserve and the Indenture Maturity Reserve.

“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement dated as of May 20, 2010 by and among Borrower, SMP, SI, MCC, and Agent, and the Lenders party thereto.

“Amendment No. 5 Effective Date” means May 20, 2010.

“Amortizing Availability” means (A) US$756,000 less US$31,000 per Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2006, plus (B) the Additional Amortizing Availability, minus (C) an amount equal to (i) 50% of the Fair Market Value of any Eligible Real Estate as of December 29, 2005 or the date it is purchased by Borrower or 85% of the  Net Orderly Liquidation Value of any Eligible Equipment of Borrower as of December 29, 2005 or the date it is purchased by Borrower, which is the basis of Amortizing Availability, and which is subject to a loss, sale, destruction or other disposition, less (ii) the product of one-twenty fourth of the amount determined under the preceding clause (i) and the number of full Fiscal Quarters that have occurred since December 29, 2005 or the purchase of such Eligible Real Estate or Eligible Equipment to the date of such loss, sale, destruction or other disposition, as the case may be.

“Bank Product Agreement” means, collectively, any of the following financial accommodations or similar agreements entered into by Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, or (e) cash management, including controlled disbursement accounts or services and Automated Clearing House processing of electronic funds transfers through the Canadian Payments Association.

“Borrowing Availability” means as of any date of determination an amount equal to (a) the lesser of (i) US$10,000,000 or (ii) the Borrowing Base, less (b) the advances of the Term Loan outstanding to Borrower; provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the Term Loan to exceed the Borrowing Base by the amount of such permitted Overadvance.  Borrowing Availability shall be determined with trade payables being paid consistent with past practices, with expenses and liabilities being paid in the ordinary course of business, without acceleration of sales and without deterioration of working capital.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum, at such time of:

(a)           up to an amount equal to the product of the Receivables Advance Rate multiplied by the book value of Borrower’s Eligible Accounts; and

(b)           up to the lesser of (i) 60% of the book value of Borrower’s Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market or (ii) 85% times the sum of (x) the product of the Finished Goods NOLV Rate times Borrower’s Eligible Inventory consisting of finished goods, (y) the product of the Raw Materials NOLV Rate times Borrower’s Eligible Inventory consisting of raw materials, and (z) the product of the Cores NOLV Rate times Borrower’s Eligible Inventory consisting of cores, with the value of the components of Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market and Agent agrees that Hilco Real Estate, LLC shall be deemed an acceptable appraiser with respect to Borrower’s Inventory; and

(c)           Amortizing Availability;

in each case less any Reserves established by Agent at such time in its reasonable credit judgment.  Borrowing Availability arising out of clause (c) above shall amortize on a straight line basis over 24 quarters and shall be reduced proportionally to the extent permitted fixed asset sales occur, provided, that any such reduction in availability due to a fixed asset sale may be replenished by a corresponding capital expenditure in an amount up to the sum of 85% of the appraised net orderly liquidation value of Borrower’s Eligible Equipment and 50% of the appraised fair market value of Borrower Eligible Real Estate, provided, that Borrowing Availability, solely with respect to any such capital expenditure, shall amortize on a straight line basis over 24 quarters and shall commence immediately following such capital expenditure.  Notwithstanding anything contained herein to the contrary, for purposes of determining the Borrowing Base, (a) the value of Eligible Inventory acquired by any Credit Party from any other Credit Party shall be the lower of cost (determined on a first in, first out basis) or market of either the selling Credit Party or the purchasing Credit Party, whichever is lower and (b) the Net Orderly Liquidation Value of any Eligible Equipment or Eligible Inventory and the Fair Market Value of any Eligible Real Estate may be adjusted by Agent from time to time to reflect the results of the most recent appraisal thereof.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 4.1(b).

“Cores NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of cores in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

“Dollars” means lawful currency of the United States of America.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6.

“Eligible Equipment” means, as to Borrower, Equipment which is owned by Borrower and subject to a first priority Lien in favor of Agent, for its benefit and for the ratable benefit of Lenders, and which is appraised by an appraiser satisfactory to Agent.

“Eligible Inventory” has the meaning ascribed to it in Section 1.7.

“Eligible Real Estate” means as to Borrower, real estate with respect to which Agent shall have received (a) Mortgages covering all of such real estate together with (i) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Agent, (ii) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such real estate in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (iii) an opinion of counsel in each jurisdiction in which any such real estate is located in form and substance and from counsel reasonably satisfactory to Agent, (b) an environmental site assessment report, prepared by environmental engineers reasonably acceptable to Agent, and in form and substance reasonably acceptable to Agent, and Agent shall have further received (x) such environmental review and audit reports, including Phase II reports, with respect to such real estate as Agent may request, and Agent shall be satisfied in its sole discretion, with the contents of all such environmental reports, and (y) letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports, and (c) appraisals of such real estate which shall be in form and substance, and prepared by appraisers, reasonably acceptable to Agent.

“Equipment” means all “equipment” as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Fair Market Value” means the fair market value of the asset being valued based upon an appraisal, in form and substance satisfactory to Agent, by an appraiser satisfactory to Agent.

“Finished Goods NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of finished goods in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on or about the last day of March, June, September and December of each year.

“Insolvency Laws” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Bankruptcy Code, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Net Orderly Liquidation Value” means the orderly liquidation value of the asset being valued based upon an appraisal, in form and substance satisfactory to Agent, by an appraiser satisfactory to Agent.

“Notice of Advance” has the meaning ascribed to it in Section 1.1(a).

“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations, Wage Earner Protection Program Act obligations and overdue rents.

“Rate Protection Agreement” means, collectively, (a) any interest rate swap, cap, collar, credit, commodity, floor, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or similar agreement entered into by Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, (b) any Bank Product Agreement entered into by Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender, or (c) any lease for personal property entered into by Borrower or any of its Subsidiaries with Agent or any Lender or an Affiliate of any Lender.

“Rate Protection Obligations” means Obligations which arise under any Rate Protection Agreement.

“Raw Materials NOLV Rate” means the rate set forth as the Net Orderly Liquidation Value rate of Eligible Inventory consisting of raw materials in the most recent appraisal prepared by an independent appraisal firm acceptable to Agent.

“Real Estate Reserve” means, as of the date of determination by Agent an amount equal to 50% of the appraised value of any Borrower Eligible Real Estate that does not have a corresponding Environmental Site Assessment Report, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 or the Canadian equivalent and applicable state or provincial requirements, prepared by environmental engineers reasonably satisfactory to Agent, in form and substance reasonably satisfactory to Agent in its sole discretion; provided such Real Estate Reserves shall be implemented or withdrawn in Agent’s sole discretion.

“Receivables Advance Rate” means at any time, a rate equal to the product of (a) 85% and (b) the rate set forth as the Finished Goods NOLV Rate.

“Reserves” means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) the Real Estate Reserve established by Agent from time to time, (d) reserves established with respect to Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations, overdue rents and other Prior Claims, (e) reserves established from time to time by Agent in its reasonable credit judgment to adjust for currency rate exchange fluctuations, and (f) such other reserves (including, without limitation, reserves for Rate Protection Agreements) against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrower that Agent may, in its reasonable credit judgment, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses (as defined in the US Credit Agreement) or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Supermajority Lenders” means Lenders having (a) 80% or more of the Term Loan Commitments of all Lenders, or (b) if the Term Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Term Loan.

(u)          Annex A to the Loan Agreement is further amended by amending the second sentence of the definition of “Obligations” by adding the phrase “any obligations under any Rate Protection Agreement,” immediately prior to the word “expenses”.

(v)          Annex C to the Credit Agreement is hereby amended as follows:

(i)           By amending and restating the lead-in language therein as follows:

“On or prior to the date that occurs thirty days following the Amendment No. 5 Effective Date and subject to Section 5.2(a) of the Agreement, Borrower shall, and shall cause it Subsidiaries to, establish and maintain the Cash Management Systems described below.”

(ii)          By amending and restating subclause (iii) of item (c) thereof as follows:

“(iii) from and after execution thereof (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after receipt of a notice (an “Activation Event”) from Agent (which Activation Notice (as defined below) may be given by Agent any time at which (1) an Event of Default has occurred and is continuing, (2) the aggregate average daily Aggregate Borrowing Availability for any continuous thirty (30) day period is less than US$30,000,000 or the aggregate daily Aggregate Borrowing Availability is US$20,000,000 or less (it being understood and agreed that for purposes of this sentence, average daily Aggregate Borrowing Availability shall be determined with the Borrowing Availability Reserve (as defined in the US Credit Agreement) deemed to be $0, (3) an event or circumstance having a Material Adverse Effect has occurred (notice of any of the foregoing being referred to herein as an “Activation Notice”), to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees, from and after receipt of an Activation Notice from Agent upon the occurrence of an Activation Event to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.  From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s) Borrower shall not, and shall not  cause or permit any Subsidiary thereof to, accumulate or maintain cash in payroll accounts as of any date of determination in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.”

(w)           Exhibit 1.1(a)(i) to the Credit Agreement is hereby amended and restated in the form of Exhibit 1.1(a)(i) hereto.

(x)           Exhibit 1.1 to the Credit Agreement is hereby amended and restated in the form of Exhibit 1.1 hereto.

(y)           Exhibit 4.1(b) is hereby attached to the Credit Agreement in the form of Exhibit 4.1(b) hereto.

3.           Conditions of Effectiveness.  This Amendment No. 5 shall become effective upon satisfaction of the following conditions precedent: Agent shall have received: (i) four (4) copies of this Amendment No. 5 executed by Borrower, the other Credit Parties and Lenders, (ii) four (4) copies of Amendment No. 8 to the US Credit Agreement executed by the Credit Parties, the “Agent” under the US Credit Agreement and “Requisite Lenders” under the US Credit Agreement, (iii) the Term Notes, and (iv) such other certificates, instruments, documents and agreements as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

4.           Representations and Warranties.  Borrower hereby represents and warrants as follows:

(a)           This Amendment No. 5 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment No. 5, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 5.

(c)           No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 5.

(d)           The Borrower does not have any defence, counterclaim or offset with respect to the Loan Agreement.

5.           Effect on the Loan Agreement.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder,” “hereof,” “herein” or words of like import shall mean and be referenced to the Loan Agreement as amended hereby.

(b)           Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment No. 5 shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.           Governing Law.  This Amendment No. 5 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7.           Headings.  Section headings in this Amendment No. 5 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 5 for any other purpose.

8.           Counterparts; Facsimile.  This Amendment No. 5 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first written above.

SMP MOTOR PRODUCTS LTD.

By:
Name: Title:

The following Persons are signatories to this Amendment No. 5 in their capacity as Credit Parties and not as Borrower.

MARDEVCO CREDIT CORP.

By:
Name:
Title:

STANRIC, INC.

By:
Name:
Title:

STANDARD MOTOR PRODUCTS, INC.

By:
Name:
Title:

[Additional Signature Page to Follow]

Signature Page to Amendment 5 to Canadian Agreement- 1843396

GE CANADA FINANCE HOLDING COMPANY, as Agent and Lender

By:
Name: Title:

BANK OF AMERICA, N.A., by its Canada Branch as Co-Syndication and Lender

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., Toronto Branch

By:
Name: Title:

[Additional Signature Page to Follow]

Signature Page to Amendment 5 to Canadian Agreement- 1843396

WELLS FARGO FOOTHILL CANADA ULC

By:
Name: Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA (formerly known as Wachovia Capital Finance Corporation (Canada))

By:
Name: Title:

Signature Page to Amendment 5 to Canadian Agreement- 1843396

EXHIBIT 1.1
to
CREDIT AGREEMENT

FORM OF TERM NOTE

[TO BE PROVIDED BY GE’S CANADIAN COUNSEL]

AMENDED AND RESTATED TERM NOTE

$[________________]	Toronto, Ontario
[_________], 2010

FOR VALUE RECEIVED, the undersigned, SMP MOTOR PRODUCTS LTD./PRODUITS AUTOMOBILES SMP LTÉE, a Canada corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (“Lender”), at the offices of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, as Agent on behalf of the Secured Parties ("Agent"), at its address at 11 King Street West, Suite 1500, Toronto, ON, M5H 4C7, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of [AMOUNT] US DOLLARS (US$[AMOUNT]) or, if less, the aggregate unpaid amount of all Term Loan advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of December 29, 2005 by and among Borrower, the other Persons named therein as Credit Parties, Agent on behalf of the Secured Parties and, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each advance of the Term Loan made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note in respect of the advances of the Term Loan made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

Exhibit 1.1 - 1

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, except as may otherwise be provided in the Credit Agreement, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Term Note amends, restates and replaces in its entirety and is given in substitution for (but not in satisfaction of) that certain [describe note being replaced].

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

SMP MOTOR PRODUCTS LTD.

By:
Name:
Title:

Exhibit 1.1 - 2

EXHIBIT 1.1(a)(i)
to
CREDIT AGREEMENT

FORM OF NOTICE OF ADVANCE

Reference is made to that certain Credit Agreement dated as of December 29, 2005 by and among the undersigned (“Borrower”), Stanric, Inc. (“SI”), Mardevco Credit Corp. (“MCC”), Standard Motor Products, Inc. (“SMP”; and together with Borrower, SI and MCC, the “Credit Parties”), GE Canada Finance Holding Company (“Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.1(a)(i) of the Credit Agreement, of its request specified below for an advance of the Term Loan in the aggregate amount of $[___________] to be made on [____________, ____] as [an Index Rate Loan] [as a LIBOR Loan having LIBOR Period of [_____] month(s)].

Borrower hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom; and (ii) reaffirms the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of advance of the Term Loan to be executed and delivered by its duly authorized officer as of the date first set forth above.

SMP MOTOR PRODUCTS LTD.

By:
Title:

Exhibit 1.1(a)(i) - 1

EXHIBIT 4.1(b)

FORM OF BORROWING BASE CERTIFICATE